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                                                                   EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 23, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of the AIM Global Government Income Fund and the AIM Global Growth & Income Fund, which are also incorporated by reference and included in the Registration Statement.





PricewaterhouseCoopers LLP


Boston, Massachusetts
March 21, 2000